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                                                                    EXHIBIT 10.6
                                                                    ------------

                                PROMISSORY NOTE

$473,086                                                        October 31, 1994

     FOR VALUE RECEIVED, the undersigned (hereafter referred to as "Maker"), promises to pay to the order of LAWRENCE D. PARKER (hereafter referred to as "Payee"; Payee, and any subsequent holder(s) hereof, being hereafter referred to as "Holder"), at the address of Maker at 1155 Hammond Drive, Suite E-5200, Atlanta, Georgia 30328, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of FOUR HUNDRED SEVENTY-THREE THOUSAND EIGHTY-SIX AND NO/100 DOLLARS ($473,086), together with interest on so much thereof as is from time to time outstanding and unpaid, at the rate hereinafter set forth, in lawful money of the United States of America, such principal and said interest to be paid in the following manner:

     From and after the date hereof (until maturity, whether by acceleration or otherwise) interest on the outstanding principal indebtedness evidenced hereby shall accrue at the rate of eight percent (8%) per annum and shall be computed on a simple interest basis.

     During the period from November 1, 1994 to December 31, 1994 accrued interest on this Note shall be due and payable on November 30, 1994 and on December 31, 1994 ($3,154 per month). Thereafter, the outstanding principal amount and accrued interest of this Note shall be due and payable in thirty-six (36) equal installments of $14,824.80 per month on the last day of each month during the period from January 1, 1995 through December 31, 1997.

     This Note may not be prepaid in whole or in part.

     This Note is the "Note" referred to in, and is entitled to the benefits of, the Stock Repurchase Agreement and the Guaranty dated as of the date hereof by and between the Payee and the Maker and its affiliates, the terms of which by this reference are incorporated herein.

     It is hereby expressly agreed that should any default be made in the payment of any installment as stipulated above, then, and in such event, the principal indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice or demand to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. A default in the payment of any installment shall not be deemed to have occurred until thirty (30) days after written notice to the Maker by the Holder of his failure to receive any installment when due. Interest shall accrue on the outstanding principal balance of this Note from the date of any default hereunder and for so long as such default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at the rate equal to eighteen percent (18%) per annum. Time is of the essence of this Note.

     Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived. No failure to accelerate the debt evidenced hereby by reason of default, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in
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conflict with the foregoing. No extension of the time for the payment of this
Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

     If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

     This Note shall not be transferred or otherwise disposed of by the Holder without the prior written consent of the Maker.

     As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

     IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.

                                        "Maker"

                                        SOFTSENSE COMPUTER PRODUCTS INC.



                                        By:  /s/ Erez Goren
                                           --------------------------
                                           Title:  President
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